Exhibit 99.2

Lancaster Colony Corporation
Business Segment Information (Unaudited)
Realigned to Reflect the New Reportable Segments
Fiscal 2017 & 2016
(In thousands)

					Year Ended
	First	Second	Third	Fourth	June 30,
	Quarter	Quarter	Quarter	Quarter	2017

Net Sales
Retail Segment	$152,662	$182,794	$151,782	$154,179	$641,417
Foodservice Segment	138,699	143,979	142,052	135,695	560,425
Consolidated Totals	$291,361	$326,773	$293,834	$289,874	$1,201,842

Operating Income
Retail Segment	$34,806	$42,905	$29,129	$31,630	$138,470
Foodservice Segment	20,019	19,147	13,590	13,460	66,216
Multiemployer Pension Settlement and Related Costs	—	—	(17,639)	4	(17,635)
Corporate Expenses	(4,071)	(2,694)	(3,067)	(2,471)	(12,303)
Consolidated Totals	$50,754	$59,358	$22,013	$42,623	$174,748

					Year Ended
	First	Second	Third	Fourth	June 30,
	Quarter	Quarter	Quarter	Quarter	2016

Net Sales
Retail Segment	$148,482	$178,180	$147,467	$145,255	$619,384
Foodservice Segment	145,603	146,589	140,298	139,235	571,725
Consolidated Totals	$294,085	$324,769	$287,765	$284,490	$1,191,109

Operating Income
Retail Segment	$35,322	$41,198	$27,145	$31,235	$134,900
Foodservice Segment	9,639	14,231	19,331	18,491	61,692
Corporate Expenses	(3,073)	(3,314)	(2,532)	(3,103)	(12,022)
Consolidated Totals	$41,888	$52,115	$43,944	$46,623	$184,570